Exhibit 99.1

For Immediate Release: March 25, 2010

For More Information, Contact:
Thomas C. Leonard, Senior Vice President and Chief Financial Officer
Phone: 603-913-2300
Fax: 603-913-2305

NH Supreme Court Affirms NHPUC Decision Regarding Eminent Domain
Price Tag to City of Nashua Remains Unchanged

MERRIMACK, NH (March 25, 2010) – Pennichuck Corporation (NASDAQ: PNNW) today announced that the New Hampshire Supreme Court (the “Court”) has issued its decision on the appeals by Pennichuck and the City of Nashua, New Hampshire of the July 2008 ruling of the New Hampshire Public Utilities Commission (the “NHPUC”) regarding the eminent domain dispute between Pennichuck (the “Company”) and Nashua. The Court unanimously affirmed the NHPUC’s ruling in its entirety. The full text of the decision is available on the Court’s website at: www.courts.state.nh.us/supreme/opinions/2010/index.htm.

In the NHPUC July 2008 order, which was reaffirmed by the Commission in March 2009, the NHPUC ruled that a taking of the operating assets of the Company’s Pennichuck Water Works, Inc. regulated utility subsidiary is in the public interest and that the amount to be paid to Pennichuck for such assets is $203 million, determined as of December 31, 2008. In its finding, the NHPUC also established a number of conditions, including that Nashua must pay an additional $40 million into a mitigation fund to protect the interests of the customers of the Company’s other two regulated water utilities.

Commenting on the Court’s decision, Duane C. Montopoli, Pennichuck’s President and Chief Executive Officer, said, “On balance, we are pleased with this decision because it maintains both the $203 million asset valuation as of December 31, 2008 and the $40 million mitigation reserve. Although to our knowledge Nashua has not yet publicly commented on the Court’s decision, it has publicly stated in the past that it believes these amounts are too much to pay for the assets of Pennichuck Water Works. Notwithstanding the foregoing, we continue to believe that, subject to gaining required approvals, a Pennichuck Corporation stock sale to Nashua, in lieu of an eminent domain taking, could be in the best interests of all stakeholders. Consequently, we stand ready to consider any and all credible acquisition proposals the city may wish to make.”

Pennichuck Corporation is a holding company involved principally in the supply and distribution of potable water in New Hampshire through its three regulated water utilities. Its non-regulated, water-related activities include operations and maintenance contracts with municipalities and private entities in New Hampshire and Massachusetts. The Company’s real estate operations are involved in the ownership, management and commercialization of real estate in southern New Hampshire.

Pennichuck Corporation’s common stock trades on the Nasdaq Global Market under the symbol “PNNW.” The Company’s website is at www.pennichuck.com.

This news release may contain certain forward-looking statements with respect to the financial condition, results of operations and business of Pennichuck Corporation. Forward-looking statements are based on current information and expectations available to management at the time the statements are made, and are subject to various factors, risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, the implications of the New Hampshire Supreme Court’s March 25, 2010 decision, affirming the eminent domain order of the New Hampshire Public Utilities Commission in favor of the City of Nashua, New Hampshire; the impact of an eminent domain taking by Nashua on business operations and net assets; legislation and/or regulation and accounting factors affecting Pennichuck Corporation’s financial condition and results of operations; the availability and cost of capital, including the impact on our borrowing costs of changes in interest rates; and the impact of weather. Investors are encouraged to access Pennichuck Corporation’s annual and quarterly periodic reports filed with the Securities and Exchange Commission for financial and business information regarding Pennichuck Corporation, including a more detailed discussion of these and other risks and uncertainties that could affect Pennichuck Corporation’s forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statement.

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